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                                                                       EXHIBIT 5

                            [TONKON TORP LETTERHEAD]

                                 April 22, 1998

To the Board of Directors
  of Coffee People, Inc.
15100 S.W. Koll Parkway, Suite J
Beaverton, OR 97006

                       Registration Statement on Form S-4

Ladies and Gentlemen:

    We have acted as counsel to Coffee People, Inc., an Oregon corporation (the "Company"), in connection with the preparation and filing with the Securities and Exchange Commission (the "Commission"), under the Securities Act of 1933, as amended (the "Securities Act"), of the Company's Registration Statement on Form S-4 (the "Registration Statement") relating to the sale of up to 7,464,056 shares of the Company's common stock, without par value (the "Common Stock"), to be issued pursuant to that certain Agreement and Plan of Merger, dated February 19, 1998, between the Company and The Second Cup Inc., a Delaware corporation (the "Merger Agreement").

    In our capacity as such counsel, we have examined and relied upon the originals, or copies certified or otherwise identified to our satisfaction, of the Registration Statement and such corporate records, documents, certificates and other agreements and instruments as we have deemed necessary or appropriate to enable us to render the opinions hereinafter expressed.

    Based on the foregoing, and having regard for such legal considerations as we deem relevant, we are of the following opinions:

     1. Subject to approval of the issuance of such shares by the shareholders of the Company, the Common Stock has been duly authorized by all necessary corporate action of the Company.

     2. When issued and sold by the Company against payment therefor pursuant to the terms of the Merger Agreement, the Common Stock will be validly issued, fully paid and nonassessable.

    We are members of the bar of the State of Oregon and are expressing our opinion only as to matters of Oregon law.

    We hereby consent to the filing of this opinion as Exhibit 5 to the Registration Statement and to the reference to us under the heading "Legal Matters" in the related prospectus.

                                          Very truly yours,

                                          /s/ Tonkon Torp LLP